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                                                                  Exhibit 10.1.1

                                     [LOGO]
                             Great Oaks Properties

14010 Columbet Avenue                                            LLOYD MARTIN
San Martin, CA 95046                                             Project Manager
(408) 683-2091
Fax (408) 683-2034

                                   ADDENDUM #7
          TO STANDARD INDUSTRIAL /COMMERCIAL MULTI-TENNANT LEASE- GROSS
                               DATED JUNE 1, 2000
                      FOR 22 GREAT OAKS BLVD., SAN JOSE, CA
                            FOR SUNRISE TELECOM, INC.

By mutual agreement, Sunrise Telecom, Inc. and Great Oaks Properties agree to remove from the lease, dated June 22, 1999, the upstairs portion of the lease area (29,775 sq ft) with appurtenant first floor lobby area, staircase and elevator only. Sunrise Telecom, Inc. to maintain it's possession of the first floor, less the lobby area, staircase and elevator, at 22 Great Oaks Blvd., subject to the lease terms. The effective date of this addendum is March 5-2002.

Conditions for release of Sunrise Telecom, Inc second floor lease agreement are:

     A. Sunrise will remove the door and doorjamb, and close the opening under the stair on the first floor lobby.

     B.   Secure the door into the Sunrise manufacturing area from the lobby.

     C. Reinstall the two doors on the second floor at the elevator and stair to the lobby. These doors are to be fire-rated and must be installed to meet the Fire Marshall's requirements.

     D. Since the electrical meter reads usage for the second floor and first floor of Sunrise Telecom, Inc., Great Oaks Properties will pay the PG&E electrical charges only. The monthly rent will be increased by $4,400 per month to reflect these charges based on an estimated 30,000 KWH per month and an 8 hour per day/ 5 days per work week on just the first floor at a PG&E rate of .147 per KWH. This change will be effective March 5, 2002 at the change of the PG&E billing to Great Oaks Properties.

     E. Sunrise Telecom, Inc. agrees that it shall not give notice under Addendum 5 as to the remaining first floor space before July 5, 2002.

     F. Great Oaks Properties shall have unrestricted rights to show the second floor area to prospective tenants following the execution of this Lease Addendum #7.

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     G.   All other conditions of the lease shall remain in full force.

     H. Sunrise to install exit signs and emergency lighting as per code to the second floor area prior to March 5, 2002.

     I. This agreement is null and void if not fully executed by Wednesday, November 21, 2001.

Read and approved on this 20 day               Read and approved on this 20 day
of November, 2001                              of November, 2001.


/s/ Lloyd E. Martin                            /s/  Peter L. Eidelman
----------------------------------             --------------------------------
Lloyd E. Martin                                Peter L. Eidelman
General Partner                                Chief Financial Officer

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